EXHIBIT 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Each of the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Life Time Fitness, Inc.

Dated: August 4, 2004

/s/ Bahram Akradi

Bahram Akradi
Chairman of the Board of Directors, President and
Chief Executive Officer

/s/ Michael R. Robinson

Michael R. Robinson
Executive Vice President and Chief Financial Officer